Exhibit 99.1

For release: August 6, 2021

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Second Quarter 2021 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and CARES Act income for the quarter ended June 30, 2021 totaled $263,158,000 compared to $261,642,000 for the quarter ended June 30, 2020. The census in our skilled nursing facilities for the second quarter of 2021 increased approximately 4% from the beginning of April 2021 through the end of June 2021. The census in our skilled nursing facilities increased approximately 7.5% from the beginning of January 2021 through the end of June 2021.

For the quarter ended June 30, 2021, the reported GAAP net income attributable to NHC was $104,883,000 compared to $28,324,000 for the same period in 2020. The large increase in our reported GAAP net income for the second quarter of 2021 is primarily due to the gain recorded from the acquisition of Caris HealthCare, L.P., a hospice provider. Excluding the gain on the Caris HealthCare, L.P. acquisition, as well as the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended June 30, 2021 was $15,077,000 compared to $14,177,000 for the same period in 2020 (*). GAAP diluted earnings per share was $6.80 for the quarter ended June 30, 2021 compared to $1.84 for the same period in 2020. Adjusted diluted earnings per share were $0.98 and $0.92 for the quarters ended June 30, 2021 and 2020, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,473 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital, 35 homecare agencies, and 28 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations
(in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$236,976	$225,671	$453,831	$469,766
Other revenues	11,056	11,323	22,425	23,352
Government stimulus income	15,126	24,648	37,875	24,648
Net operating revenues and grant income	263,158	261,642	514,131	517,766

Costs and expenses:
Salaries, wages and benefits	156,804	156,914	301,934	304,383
Other operating	72,043	70,861	142,196	142,529
Facility rent	10,170	10,320	20,233	20,652
Depreciation and amortization	10,131	10,545	20,292	20,983
Interest	215	453	459	865
Total costs and expenses	249,363	249,093	485,114	489,412

Income from operations	13,795	12,549	29,017	28,354

Non-operating income	5,586	5,954	11,846	12,392
Gains on acquisitions of equity method investments	95,202	-	95,202	1,708
Unrealized gains/(losses) on marketable equity securities	(6,489)	20,053	570	(40,339)

Income before income taxes	108,094	38,556	136,635	2,115
Income tax provision	(2,764)	(10,034)	(9,997)	(409)
Net income	105,330	28,522	126,638	1,706

Net income attributable to noncontrolling interest	(447)	(198)	(488)	(234)

Net income attributable to National HealthCare Corporation	$104,883	$28,324	$126,150	$1,472

Net income per common share
Basic	$6.83	$1.85	$8.22	$0.10
Diluted	$6.80	$1.84	$8.19	$0.10

Weighted average common shares outstanding
Basic	15,349,162	15,307,105	15,338,400	15,300,941
Diluted	15,419,012	15,372,430	15,404,634	15,367,464

Dividends declared per common share	$0.52	$0.52	$1.04	$1.04

Balance Sheet Data	June 30	Dec. 31
(in thousands)	2021	2020
	(unaudited)

Cash, cash equivalents and marketable securities	$297,009	$323,445
Restricted cash, cash equivalents and marketable securities	173,764	158,162
Current assets	465,907	456,755
Property and equipment, net	519,617	520,318
Total assets	1,457,369	1,362,132
Current liabilities	273,012	281,228
NHC stockholders' equity	906,841	795,177

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Selected Operating Statistics
	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Skilled Nursing Per Diems:
Medicare	$523.70	$513.22	$530.80	$509.35
Managed Care	418.21	401.39	416.85	402.15
Medicaid	226.75	209.60	222.57	205.28
Private Pay and Other	256.58	247.48	252.28	249.60

Average Skilled Nursing Per Diem	$299.55	$277.85	$298.94	$278.48

Skilled Nursing Patient Days:
Medicare	92,163	90,896	183,490	196,439
Managed Care	64,196	50,669	126,107	112,225
Medicaid	300,875	333,196	579,976	677,722
Private Pay and Other	148,247	161,877	281,214	333,184

Total Skilled Nursing Patient Days	605,481	636,638	1,170,787	1,319,570

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)

Net income attributable to National Healthcare Corporation	$104,883	$28,324	$126,150	$1,472
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	6,489	(20,053)	(570)	40,339
Operating results for newly opened facilities not at full capacity (1)	120	112	365	314
Gains on acquisitions of equity method investments	(95,202)	-	(95,202)	(1,708)
Stock-based compensation expense	683	823	1,179	1,289
Income tax (benefit)/provision on non-GAAP adjustments	(1,896)	4,971	(253)	(10,461)
Non-GAAP Net income	$15,077	$14,177	$31,669	$31,245

GAAP diluted earnings per share	$6.80	$1.84	$8.19	$0.10
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	0.31	(0.97)	(0.03)	1.94
Operating results for newly opened facilities not at full capacity (1)	0.01	0.01	0.02	0.02
Gains on acquisitions of equity method investments	(6.17)	-	(6.18)	(0.08)
Stock-based compensation expense	0.03	0.04	0.06	0.05
Non-GAAP diluted earnings per share	$0.98	$0.92	$2.06	$2.03

(1) The newly opened facilities not at full capacity for the 2021 period presented consist of operations opened from 2019 through 2021.  The newly opened facilities for the 2020 period presented consist of operations opened from 2018 through 2020.  For both of the periods presented, one memory care facility was opened during these years.

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